                                                                 EXHIBIT i(1)(l)


                                                 FOLEY & LARDNER LLP
                                                 ATTORNEYS AT LAW

                     April 12, 2004              Washington Harbour
                                                 3000 K Street, N.W., Suite 500
                                                 Washington, D.C.  20007-5143
                                                 202.672.5300 TEL
                                                 202.672.5399 FAX
                                                 www.foley.com

                                                 WRITER'S DIRECT LINE
                                                 202.295.4005
                                                 rchoi@foley.com

                                                 CLIENT/MATTER NUMBER
                                                 303740-0004


         Re:      Shares of Beneficial Interest
                  AIM Variable Insurance Funds


AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Executives:

         This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by AIM Variable Insurance Funds, a Delaware statutory trust (the "Trust"), of Post-Effective Amendment No. 28 under the Securities Act of 1933 ("1933 Act") to the Trust's Registration Statement on Form N-1A (File No. 33-57340, the "Registration Statement") relating to an indefinite number of the Trust's authorized Series I and Series II classes of shares of beneficial interest for ten (10) new series of the Trust, namely, AIM V.I. Real Estate Fund, INVESCO VIF Core Equity Fund, INVESCO VIF Dynamics Fund, INVESCO VIF Financial Services Fund, INVESCO VIF Health Sciences Fund, INVESCO VIF Leisure Fund, INVESCO VIF Small Company Growth Fund, INVESCO VIF Technology Fund, INVESCO VIF Total Return Fund, and INVESCO VIF Utilities Fund (collectively, the "Funds").

         We have examined the following Trust documents: the Certificate of Trust, dated December 6, 1999; the Agreement and Declaration of Trust, dated December 6, 1999, amended and restated May 15, 2002, as further amended May 30, 2003, and December 10, 2003; the By-laws, amended and restated May 15, 2002; the Registration Statement, and amendments thereto, including Post-Effective Amendment No. 28 to the Registration Statement substantially in the form in which it is to be filed with the SEC; a Certificate of Good Standing issued by the State of Delaware on April 12, 2004; pertinent provisions of the laws of Delaware; resolutions adopted by the Trust's Board of Trustees at a meeting held on December 9-10, 2003 as certified by the Trust's Assistant Secretary on April 12, 2004 relating to the registration of the Funds as series portfolios of the Trust; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

AIM Variable Insurance Funds
April 12, 2004


         We are not members of the Delaware bar. Nevertheless, based on the foregoing examination and our general familiarity with the laws of Delaware and their applicability here, we are of the opinion that:

         1. the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         2. the Series I and Series II classes of shares of the Funds to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to provisions of the Delaware Statutory Trust Act, authorizing a fund's governing instrument to provide for such matters as classes or series of beneficial interest and their rights, powers and duties, and, in effect, due formation of fund series and authorization and issuance of such beneficial interests, and classes or series of such beneficial interests. However, this letter does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws. Although the attorney executing this opinion is not a member of the Delaware bar, he and his colleagues are competent to render the opinion based on their familiarity with the Delaware Statutory Trust Act.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, as amended, and to the references to our firm under the caption "Legal Matters" in the statement of additional information contained in Post-Effective Amendment No. 28 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                     Very truly yours,

                                                     /s/ Foley & Lardner LLP

                                                     Foley & Lardner LLP




                                       2